Exhibit 99.1

Porch Group Announces Closing of Transaction Retiring Majority of 2026 Unsecured Notes and Plans to Retire Additional Debt With Limited Anticipated Dilution to Stockholders

Well positioned to address remaining $29 million of the 2026 notes with balance sheet cash and proceeds from the transaction

SEATTLE, May 28, 2025 (BUSINESS WIRE) — Porch Group, Inc. (“Porch Group,” “Porch” or “the Company”) (NASDAQ: PRCH), a new kind of homeowners insurance company, today announced the completion of its previously announced refinancing transactions (the “Refinancing Transactions”), retiring all but approximately $29 million of the Company’s outstanding 0.75% Convertible Senior Unsecured Notes due 2026 (the “2026 Notes”). In addition, the Company announced that the board of directors has authorized management to repurchase up to the remaining $29 million of 2026 Notes in cash from time to time in the open market or through privately negotiated transactions.

“We are extremely pleased with the closing of these Refinancing Transactions, working towards our goal of 2-3x leverage while limiting shareholder dilution,” said Shawn Tabak, Porch Group CFO. “This is a significant milestone for our Company that provides a clear path to repurchasing the remaining 2026 Notes and eliminates one of the key remaining risks for our shareholders, positioning our balance sheet for the next phase of growth.”

Refinancing Transactions

On May 27, 2025, Porch repurchased $144.3 million aggregate principal amount of the 2026 Notes and issued $134.0 million aggregate principal amount of newly issued 9.00% Convertible Senior Unsecured Notes due 2030 (“2030 Notes”) in a private placement. The Company expects to use existing cash on the balance sheet along with approximately $4 million of additional cash raised in the Refinancing Transactions to retire the outstanding 2026 Notes.

The 2030 Notes are convertible into cash, shares of common stock of the Company (“common stock”), or a combination thereof, at Porch’s election, at an initial conversion price of approximately $15.72 (representing an approximately 60% premium to the volume weighted average price of Porch’s common stock for the three trading days immediately following May 19, 2025). The 2030 Notes are also redeemable at the option of the Company on or after November 20, 2026, if the last reported sale price of Porch’s common stock has been at least 20% higher than the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period. If Porch is able to exercise this redemption option on November 20, 2026, only three full semi-annual interest payments will have been paid prior to such redemption.

Following closing of the Refinancing Transactions, Porch Group’s outstanding debt now consists of:

•

$29.4 million aggregate principal amount of 0.75% Convertible Senior Unsecured Notes due 2026, which the Company expects to settle prior to maturity with cash from its balance sheet and approximately $4 million of incremental capital resulting from this transaction;

•	$333.3 million aggregate principal amount of 6.75% Convertible Senior Secured Notes due 2028 (which have a conversion price of approximately $25.00 per share); and

•

$134.0 million aggregate principal amount of the 9.00% Convertible Senior Unsecured Notes due 2030, with an initial conversion price equal to approximately $15.72 per share, which equates to approximately 8.5 million shares as of closing. The Company intends to redeem the 2030 Notes, assuming Porch’s stock price performs over the next 18 months as management expects.

Goldman Sachs & Co. LLC served as exclusive placement agent for the 2030 Notes. Sidley Austin LLP acted as legal advisor to Porch Group.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the 2030 Notes, or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Porch Group

Porch Group, Inc. (“Porch”) is a new kind of homeowners insurance company. Porch’s strategy to win in homeowners insurance is to deploy leading vertical software solutions in select home-related industries, provide the best services for homebuyers including important moving services, leverage unique data for advantaged underwriting, and provide more protection for policyholders.

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch Group’s future financial or operating performance. For example, statements regarding the expected repurchase of additional 2026 Notes with balance sheet cash and proceeds from Porch Group’s recently completed Refinancing Transactions, the expected future redemption of the 2030 Notes (including the ability of Porch Group to exercise such redemption feature, the timing of any exercise thereof and dilutive impact to Porch Group stockholders), achievement of future leverage targets or goals, and other statements herein of management’s beliefs, intentions or goals are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “target,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the Refinancing Transactions, including the effect of the capital markets on the Refinancing Transactions and our ability to satisfy the closing conditions to the Refinancing Transactions, and other risks and uncertainties described in the “Risk Factors” section of Porch’s most recent Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent reports filed with the Securities and Exchange Commission (the “SEC”), all of which are available on the SEC’s website at www.sec.gov. Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch Group does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

Investor Relations Contact:

IR@porch.com